Exhibit 99.1

Essent Group Ltd. Announces First Quarter 2021 Results, Increase of Quarterly Dividend, and Board Authorization of $250 Million Share Repurchase Plan
HAMILTON, Bermuda--(BUSINESS WIRE)--May 7, 2021--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended March 31, 2021 of $135.6 million or $1.21 per diluted share, compared to $149.5 million or $1.52 per diluted share for the quarter ended March 31, 2020.
Essent also announced today that its Board of Directors has authorized a $250 million share repurchase plan to be executed by the end of 2022 and declared a quarterly cash dividend of $0.17 per common share. The dividend is payable on June 10, 2021, to shareholders of record on June 1, 2021.
"We are pleased with our financial results for the first quarter which we believe demonstrate a return to pre-COVID-19 profitability, as the U.S. economy gains momentum coming out of the pandemic and our defaults continue to normalize,” said Mark A. Casale, Chairman and Chief Executive Officer. “At quarter end, our capital position remains strong as our buy, manage and distribute operating model has our franchise well positioned. As a reflection of this, we are pleased to announce our $250 million share repurchase program and $0.01 per share increase in our quarterly dividend."
First Quarter 2021 Financial Highlights:
•Insurance in force as of March 31, 2021 was $197.1 billion, compared to $198.9 billion as of December 31, 2020 and $165.6 billion as of March 31, 2020.

•New insurance written for the first quarter was $19.3 billion, compared to $29.6 billion in the fourth quarter of 2020 and $13.5 billion in the first quarter of 2020.

•Net premiums earned for the first quarter were $219.1 million, compared to $222.3 million in the fourth quarter of 2020 and $206.5 million in the first quarter of 2020.

•The expense ratio for the first quarter was 19.3%, compared to 16.6% in the fourth quarter of 2020 and 20.3% in the first quarter of 2020.

•The provision for losses and LAE for the first quarter was $32.3 million, compared to a provision of $62.1 million in the fourth quarter of 2020 and a provision of $8.1 million in the first quarter of 2020.

•The percentage of loans in default as of March 31, 2021 was 3.70%, compared to 3.93% as of December 31, 2020 and 0.83% as of March 31, 2020.

•The combined ratio for the first quarter was 34.0%, compared to 44.5% in the fourth quarter of 2020 and 24.2% in the first quarter of 2020.

•The consolidated balance of cash and investments at March 31, 2021 was $4.9 billion, including cash and investment balances at Essent Group Ltd. of $540.3 million.

•The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 10.6:1 as of March 31, 2021.

•Income taxes for the quarter ended March 31, 2021 include $5.7 million of discrete tax expense associated with an increase in our state deferred income tax liability.

Conference Call:
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/events-and-presentations/events/default.aspx. The call may also be accessed by dialing 833-287-0797 inside the U.S., or 647-689-4456 for international callers, using passcode 4881985 or by referencing Essent.

A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 800-585-8367 inside the U.S., or 416-621-4642 for international callers, passcode 4881985.

In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/financials/quarterly-results/default.aspx.

Forward-Looking Statements:
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the impact of COVID-19 and related economic conditions; changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 26, 2021, as subsequently updated through other reports we file with the Securities and Exchange Commission. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About the Company:
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Essent is committed to supporting environmental, social and governance ("ESG") initiatives that are relevant to the company and align with the companywide dedication to responsible corporate citizenship that positively impacts the community and people served. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter Ended March 31, 2021

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Reinsurance Vintage Data
Exhibit I	Portfolio Geographic Data
Exhibit J	Rollforward of Defaults and Reserve for Losses and LAE
Exhibit K	Detail of Reserves by Default Delinquency
Exhibit L	Investments Available for Sale
Exhibit M	Insurance Company Capital

		Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2021	2020
Revenues:
Direct premiums written	$235,257	$205,980
Ceded premiums	(30,896)	(14,237)
Net premiums written	204,361	191,743
Decrease in unearned premiums	14,706	14,753
Net premiums earned	219,067	206,496
Net investment income	21,788	20,633
Realized investment gains, net	641	3,135
Other income (loss)	3,301	(1,424)
Total revenues	244,797	228,840

Losses and expenses:
Provision for losses and LAE	32,322	8,063
Other underwriting and operating expenses	42,239	41,947
Interest expense	2,051	2,132
Total losses and expenses	76,612	52,142

Income before income taxes	168,185	176,698
Income tax expense	32,537	27,175
Net income	$135,648	$149,523

Earnings per share:
Basic	$1.21	$1.53
Diluted	1.21	1.52

Weighted average shares outstanding:
Basic	112,016	97,949
Diluted	112,378	98,326

Net income	$135,648	$149,523

Other comprehensive income (loss):
Change in unrealized depreciation of investments	(59,203)	(10,074)
Total other comprehensive loss	(59,203)	(10,074)
Comprehensive income	$76,445	$139,449

Loss ratio	14.8%	3.9%
Expense ratio	19.3	20.3
Combined ratio	34.0%	24.2%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
(In thousands, except per share amounts)	2021	2020
Assets
Investments
Fixed maturities available for sale, at fair value	$4,252,144	$3,838,513
Short-term investments available for sale, at fair value	449,332	726,860
Total investments available for sale	4,701,476	4,565,373
Other invested assets	100,393	88,904
Total investments	4,801,869	4,654,277
Cash	81,022	102,830
Accrued investment income	23,600	19,948
Accounts receivable	45,618	50,140
Deferred policy acquisition costs	14,723	17,005
Property and equipment	14,258	15,095
Prepaid federal income tax	302,636	302,636
Other assets	48,120	40,793

Total assets	$5,331,846	$5,202,724

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$411,123	$374,941
Unearned premium reserve	235,730	250,436
Net deferred tax liability	318,622	305,109
Credit facility borrowings, net of deferred costs	322,018	321,720
Other accrued liabilities	123,416	87,885
Total liabilities	1,410,909	1,340,091

Commitments and contingencies

Stockholders' Equity
Common shares, $0.015 par value:
Authorized - 233,333; issued and outstanding - 112,847 shares in 2021 and 112,423 shares in 2020	1,693	1,686
Additional paid-in capital	1,571,134	1,571,163
Accumulated other comprehensive income	79,071	138,274
Retained earnings	2,269,039	2,151,510
Total stockholders' equity	3,920,937	3,862,633

Total liabilities and stockholders' equity	$5,331,846	$5,202,724

Return on average equity (1)	13.9%	12.1%

(1) The 2021 return on average equity is calculated by dividing annualized year-to-date 2021 net income by average equity.  The 2020 return on average equity is calculated by dividing full year 2020 net income by average equity.

				Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2021	2020
Selected Income Statement Data	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums earned:
U.S. Mortgage Insurance Portfolio	$207,840	$208,715	$211,126	$200,816	$195,718
GSE and other risk share	11,227	13,624	11,132	10,655	10,778
Net premiums earned	219,067	222,339	222,258	211,471	206,496
Other revenues (1)	25,730	24,860	20,780	24,606	22,344
Total revenues	244,797	247,199	243,038	236,077	228,840

Losses and expenses:
Provision for losses and LAE	32,322	62,073	55,280	175,877	8,063
Other underwriting and operating expenses	42,239	36,825	37,100	38,819	41,947
Interest expense	2,051	2,149	2,227	2,566	2,132
Total losses and expenses	76,612	101,047	94,607	217,262	52,142

Income before income taxes	168,185	146,152	148,431	18,815	176,698
Income tax expense (2)	32,537	22,550	23,895	3,435	27,175
Net income	$135,648	$123,602	$124,536	$15,380	$149,523

Earnings per share:
Basic	$1.21	$1.10	$1.11	$0.15	$1.53
Diluted	1.21	1.10	1.11	0.15	1.52

Weighted average shares outstanding:
Basic	112,016	111,908	111,908	102,500	97,949
Diluted	112,378	112,310	112,134	102,605	98,326

Book value per share	$34.75	$34.36	$33.33	$32.23	$31.51
Return on average equity (annualized)	13.9%	13.0%	13.5%	1.8%	19.6%

Other Data:
Loss ratio (3)	14.8%	27.9%	24.9%	83.2%	3.9%
Expense ratio (4)	19.3	16.6	16.7	18.4	20.3
Combined ratio	34.0%	44.5%	41.6%	101.5%	24.2%

Credit Facility
Borrowings outstanding	$325,000	$325,000	$425,000	$425,000	$425,000
Undrawn committed capacity	$300,000	$300,000	$75,000	$75,000	$75,000
Weighted average interest rate (end of period)	2.13%	2.19%	1.90%	1.93%	2.87%
Debt-to-capital	7.65%	7.76%	10.19%	10.50%	12.03%

(1) Certain of our third-party reinsurance agreements contain an embedded derivative as the premium ceded under those agreements will vary based on changes in interest rates. For each of the three month periods noted, Other revenues include net favorable (unfavorable) changes in the fair value of these embedded derivatives as follows: March 31, 2021: ($606); December 31, 2020: ($209); September 30, 2020: ($677); June 30, 2020: $2,502; March 31, 2020: ($4,200).

(2) Income tax expense for the quarter ended March 31, 2021 includes $5,718 of discrete tax expense associated with an increase in the estimate of our beginning of the year deferred state income tax liability. Income tax expense for the three months ended March 31, 2020 was reduced by $620 of excess tax benefits associated with the vesting of common shares and common share units during each period.

(3) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(4) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

				Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2021	2020
Other Data, continued:	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$19,254,014	$29,566,820	$36,664,583	$28,163,212	$13,549,299
New risk written	4,616,450	7,051,173	8,938,544	6,875,250	3,384,171

Bulk:
New insurance written	$—	$—	$—	$—	$151
New risk written	—	—	—	—	24

Total:
New insurance written	$19,254,014	$29,566,820	$36,664,583	$28,163,212	$13,549,450
New risk written	$4,616,450	$7,051,173	$8,938,544	$6,875,250	$3,384,195

Average insurance in force	$197,749,668	$195,670,925	$183,135,315	$168,635,275	$164,782,361
Insurance in force (end of period)	$197,091,191	$198,882,352	$190,811,292	$174,646,273	$165,615,503
Gross risk in force (end of period) (5)	$48,951,602	$49,565,150	$47,838,668	$43,993,989	$41,865,977
Risk in force (end of period)	$41,135,978	$41,339,262	$41,219,216	$39,113,879	$38,290,022
Policies in force	785,382	799,893	781,836	733,651	706,714
Weighted average coverage (6)	24.8%	24.9%	25.1%	25.2%	25.3%
Annual persistency	56.1%	60.1%	64.2%	67.9%	73.9%

Loans in default (count)	29,080	31,469	35,464	38,068	5,841
Percentage of loans in default	3.70%	3.93%	4.54%	5.19%	0.83%

U.S. Mortgage Insurance Portfolio premium rate:
Base average premium rate (7)	0.44%	0.44%	0.45%	0.47%	0.47%
Single premium cancellations (8)	0.04%	0.05%	0.06%	0.06%	0.04%
Gross average premium rate	0.48%	0.49%	0.51%	0.53%	0.51%
Ceded premiums	(0.06%)	(0.06%)	(0.05%)	(0.05%)	(0.03%)
Net average premium rate	0.42%	0.43%	0.46%	0.48%	0.48%

(5) Gross risk in force includes risk ceded under third-party reinsurance.
(6) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(7) Base average premium rate is calculated by dividing annualized base premiums earned by average insurance in force for the period.
(8) Single premium cancellations is calculated by dividing annualized premiums on the cancellation of non-refundable single premium policies by average insurance in force for the period.

					Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
>=760	$8,471,121	44.0%	$13,330,379	45.1%	$5,655,716	41.8%
740-759	3,153,327	16.4	5,069,530	17.1	2,458,032	18.1
720-739	2,753,296	14.3	4,134,782	14.0	2,018,874	14.9
700-719	2,358,634	12.2	3,385,670	11.5	1,558,743	11.5
680-699	1,227,408	6.4	1,743,694	5.9	1,044,918	7.7
<=679	1,290,228	6.7	1,902,765	6.4	813,016	6.0
Total	$19,254,014	100.0%	$29,566,820	100.0%	$13,549,299	100.0%

Weighted average credit score	747		748		746

NIW by LTV
	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
85.00% and below	$3,968,576	20.6%	$6,317,550	21.4%	$1,963,476	14.5%
85.01% to 90.00%	6,441,997	33.5	9,629,373	32.6	3,987,274	29.4
90.01% to 95.00%	7,052,522	36.6	11,134,923	37.6	5,685,880	42.0
95.01% and above	1,790,919	9.3	2,484,974	8.4	1,912,669	14.1
Total	$19,254,014	100.0%	$29,566,820	100.0%	$13,549,299	100.0%

Weighted average LTV	91%		91%		92%

NIW by Product
	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
Single Premium policies		6.9%		7.7%		9.7%
Monthly Premium policies		93.1		92.3		90.3
		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended
	March 31, 2021		December 31, 2020		March 31, 2020
Purchase		62.3%		61.6%		69.2%
Refinance		37.7		38.4		30.8
		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
>=760	$81,629,166	41.4%	$82,452,139	41.5%	$68,385,363	41.3%
740-759	33,969,375	17.2	34,538,761	17.3	28,289,661	17.1
720-739	29,323,182	14.9	29,599,646	14.9	24,441,834	14.7
700-719	23,775,892	12.1	23,807,982	12.0	19,442,133	11.7
680-699	15,241,886	7.7	15,538,235	7.8	13,859,727	8.4
<=679	13,151,690	6.7	12,945,589	6.5	11,196,785	6.8
Total	$197,091,191	100.0%	$198,882,352	100.0%	$165,615,503	100.0%

Weighted average credit score	745		745		745

Gross RIF by FICO score	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
>=760	$20,063,586	41.0%	$20,336,799	41.0%	$17,138,596	40.9%
740-759	8,512,926	17.4	8,682,265	17.5	7,181,181	17.2
720-739	7,410,503	15.1	7,504,065	15.1	6,262,376	15.0
700-719	5,947,590	12.1	5,970,851	12.1	4,950,746	11.8
680-699	3,798,221	7.8	3,887,059	7.9	3,537,973	8.4
<=679	3,218,776	6.6	3,184,111	6.4	2,795,105	6.7
Total	$48,951,602	100.0%	$49,565,150	100.0%	$41,865,977	100.0%

Portfolio by LTV
IIF by LTV	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
85.00% and below	$28,285,671	14.4%	$27,308,296	13.7%	$17,304,231	10.5%
85.01% to 90.00%	58,587,812	29.7	58,606,394	29.5	47,063,180	28.4
90.01% to 95.00%	84,042,974	42.6	86,169,485	43.3	77,059,950	46.5
95.01% and above	26,174,734	13.3	26,798,177	13.5	24,188,142	14.6
Total	$197,091,191	100.0%	$198,882,352	100.0%	$165,615,503	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
85.00% and below	$3,260,280	6.7%	$3,142,034	6.3%	$1,997,845	4.8%
85.01% to 90.00%	14,061,301	28.7	14,061,553	28.4	11,322,131	27.0
90.01% to 95.00%	24,287,268	49.6	24,895,471	50.2	22,110,369	52.8
95.01% and above	7,342,753	15.0	7,466,092	15.1	6,435,632	15.4
Total	$48,951,602	100.0%	$49,565,150	100.0%	$41,865,977	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	March 31, 2021		December 31, 2020		March 31, 2020
($ in thousands)
FRM 30 years and higher	$186,190,300	94.5%	$187,704,000	94.4%	$156,741,714	94.6%
FRM 20-25 years	4,354,432	2.2	4,365,585	2.2	2,829,876	1.7
FRM 15 years	4,763,796	2.4	4,776,068	2.4	3,230,148	2.0
ARM 5 years and higher	1,782,663	0.9	2,036,699	1.0	2,813,765	1.7
Total	$197,091,191	100.0%	$198,882,352	100.0%	$165,615,503	100.0%

					Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

	2021	2020
($ in thousands)	March 31	December 31	September 30	June 30	March 31
GSE and other risk share (1):
Risk in Force	$1,534,174	$1,416,719	$1,216,353	$1,031,699	$1,100,966
Reserve for losses and LAE	$1,312	$1,073	$718	$28	$16

Weighted average credit score	747	746	747	746	746
Weighted average LTV	84%	84%	84%	85%	85%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae.

													Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
March 31, 2021

					Insurance in Force
Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	Weighted Average Coupon	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default	Percentage of Loans in Default

2010 - 2014	$60,668,851	$5,129,571	8.5%	30,610	4.29%	82.8%	69.9%	4.5%	14.2%	43.1%	3.3%	1,715	5.60%
2015	26,193,656	4,850,420	18.5	26,439	4.15	86.4	64.1	3.2	17.1	40.6	4.5	1,422	5.38
2016	34,949,319	9,643,407	27.6	48,920	3.85	87.3	63.7	8.3	14.9	44.1	6.2	2,760	5.64
2017	43,858,322	13,655,157	31.1	70,677	4.25	89.7	63.7	17.2	18.9	38.7	9.6	5,017	7.10
2018	47,508,525	15,685,099	33.0	77,094	4.76	93.3	66.1	22.1	19.5	34.9	16.0	6,106	7.92
2019	63,569,183	32,499,325	51.1	135,127	4.22	84.0	64.1	21.2	18.5	35.9	29.9	8,222	6.08
2020	107,944,065	96,534,141	89.4	335,081	3.21	60.9	50.5	10.9	11.7	43.9	23.5	3,819	1.14
2021 (through March 31)	19,254,014	19,094,071	99.2	61,434	2.87	62.3	46.0	9.3	13.1	43.9	2.4	19	0.03
Total	$403,945,935	$197,091,191	48.8	785,382	3.62	71.9	55.9	13.3	14.4	41.4	10.3	29,080	3.70

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

													Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Reinsurance Vintage Data
March 31, 2021
($ in thousands)
Excess of Loss Reinsurance
			Original Reinsurance in Force			Remaining Reinsurance in Force						Earned Premiums Ceded
Year	Remaining Insurance in Force	Remaining Risk in Force	ILN (1)	Other Reinsurance (2)	Total	ILN	Other Reinsurance	Total	Losses Ceded to Date	Original First Layer Retention	Remaining First Layer Retention	Year-to-Date	Reduction in PMIERs Minimum Required Assets (6)
2015 & 2016	$13,987,747	$3,777,142	$333,844	$—	$333,844	$216,480	$—	$216,480	$—	$208,111	$207,588	$1,212	$48,644
2017	13,285,965	3,404,783	424,412	165,167	589,579	242,123	165,167	407,290	—	224,689	218,262	2,644	53,839
2018	15,328,438	3,897,423	473,184	118,650	591,834	325,537	76,144	401,681	—	253,643	250,350	3,186	98,593
2019 (3)	18,493,963	4,724,213	495,889	55,102	550,991	495,889	55,102	550,991	—	215,605	215,481	2,763	227,756
2019 & 2020 (4)	43,365,923	10,872,860	399,159	—	399,159	399,159	—	399,159	—	465,690	465,690	5,102	289,031
Total	$104,462,036	$26,676,421	$2,126,488	$338,919	$2,465,407	$1,679,188	$296,413	$1,975,601	$—	$1,367,738	$1,357,371	$14,907	$717,863

Quota Share Reinsurance
						Losses Ceded	Ceding Commission	Earned Premiums Ceded
Year		Remaining Insurance in Force	Remaining Risk in Force	Remaining Ceded Insurance in Force	Remaining Ceded Risk in Force	Year-to-Date	Year-to-Date	Year-to-Date	Reduction in PMIERs Minimum Required Assets (6)
2019 & 2020	(5)	$109,753,017	$26,943,264	$24,013,881	$5,840,023	$5,869	$5,060	$15,989	$389,362

(1) Reinsurance provided by unaffiliated special purpose insurers through the issuance of mortgage insurance-linked notes ("ILNs").
(2) Reinsurance provided by panels of reinsurers.
(3) Reinsurance coverage on new insurance written from January 1, 2019 through August 31, 2019.
(4) Reinsurance coverage on new insurance written from September 1, 2019 through July 31, 2020.
(5) Reinsurance coverage on 40% of eligible single premium policies and 20% of all other eligible policies written from September 1, 2019 through December 31, 2020.
(6) Represents the reduction in Essent Guaranty, Inc.'s Minimum Required Assets based on our interpretation of the PMIERs.

			Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	March 31, 2021	December 31, 2020	March 31, 2020
CA	12.5%	12.0%	10.4%
TX	9.8	9.7	8.9
FL	9.0	8.7	8.0
CO	4.1	4.1	3.8
WA	3.7	3.8	4.2
AZ	3.5	3.6	3.3
IL	3.4	3.4	3.6
NJ	3.2	3.3	3.6
VA	3.1	3.1	3.1
GA	3.0	3.0	3.1
All Others	44.7	45.3	48.0
Total	100.0%	100.0%	100.0%

Gross RIF by State
	March 31, 2021	December 31, 2020	March 31, 2020
CA	12.2%	11.8%	10.1%
TX	10.1	10.0	9.2
FL	9.3	9.0	8.2
CO	4.0	4.1	3.7
WA	3.6	3.8	4.2
AZ	3.5	3.5	3.3
IL	3.3	3.3	3.5
NJ	3.1	3.2	3.5
GA	3.1	3.1	3.2
VA	3.0	3.1	3.1
All Others	44.8	45.1	48.0
Total	100.0%	100.0%	100.0%

					Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Rollforward of Defaults and Reserve for Losses and LAE
U.S. Mortgage Insurance Portfolio

Rollforward of Insured Loans in Default
	Three Months Ended
	2021	2020
	March 31	December 31	September 30	June 30	March 31
Beginning default inventory	31,469	35,464	38,068	5,841	5,947
Plus: new defaults (A)	7,422	8,745	12,614	37,357	3,933
Less: cures	(9,737)	(12,679)	(15,135)	(4,983)	(3,914)
Less: claims paid	(61)	(49)	(67)	(144)	(118)
Less: rescissions and denials, net	(13)	(12)	(16)	(3)	(7)
Ending default inventory	29,080	31,469	35,464	38,068	5,841

(A) New defaults remaining as of March 31, 2021	5,775	4,640	5,009	11,450	764
Cure rate (1)	22%	47%	60%	69%	81%

Total amount paid for claims (in thousands)	$1,989	$1,922	$2,557	$5,718	$4,157
Average amount paid per claim (in thousands)	$33	$39	$38	$40	$35
Severity	70%	62%	77%	78%	77%

Rollforward of Reserve for Losses and LAE
	Three Months Ended
	2021	2020
($ in thousands)	March 31	December 31	September 30	June 30	March 31
Reserve for losses and LAE at beginning of period	$373,868	$307,019	$250,862	$73,325	$69,183
Less: Reinsurance recoverables	19,061	11,898	7,761	98	71
Net reserve for losses and LAE at beginning of period	354,807	295,121	243,101	73,227	69,112
Add provision for losses and LAE occurring in:
Current period	47,763	63,597	55,660	181,776	15,419
Prior years	(15,680)	(1,879)	(1,070)	(5,911)	(7,193)
Incurred losses and LAE during the period	32,083	61,718	54,590	175,865	8,226
Deduct payments for losses and LAE occurring in:
Current period	114	524	205	288	1
Prior years	1,872	1,508	2,365	5,703	4,110
Loss and LAE payments during the period	1,986	2,032	2,570	5,991	4,111
Net reserve for losses and LAE at end of period	384,904	354,807	295,121	243,101	73,227
Plus: Reinsurance recoverables	24,907	19,061	11,898	7,761	98
Reserve for losses and LAE at end of period	$409,811	$373,868	$307,019	$250,862	$73,325

(1) The cure rate is calculated by dividing new defaults remaining as of the reporting date by the original number of new defaults reported in the quarterly period and subtracting that percentage from 100%.

					Exhibit K
Essent Group Ltd. and Subsidiaries
Supplemental Information
Detail of Reserves by Default Delinquency
U.S. Mortgage Insurance Portfolio

	March 31, 2021
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	5,487	19%	$39,244	10%	$329,223	12%
Four to eleven payments	16,157	56	215,949	57	1,022,979	21
Twelve or more payments	7,393	25	120,128	32	500,658	24
Pending claims	43	—	1,758	1	2,236	79
Total case reserves	29,080	100%	377,079	100%	$1,855,096	20
IBNR			28,281
LAE			4,451
Total reserves for losses and LAE			$409,811

Average reserve per default:
Case			$13.0
Total			$14.1

Default Rate	3.70%

	December 31, 2020
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	6,631	21%	$47,905	14%	$384,668	12%
Four to eleven payments	23,543	75	260,593	76	1,553,593	17
Twelve or more payments	1,243	4	32,593	9	67,501	48
Pending claims	52	—	2,199	1	2,843	77
Total case reserves	31,469	100%	343,290	100%	$2,008,605	17
IBNR			25,747
LAE			4,831
Total reserves for losses and LAE			$373,868

Average reserve per default:
Case			$10.9
Total			$11.9

Default Rate	3.93%

	March 31, 2020
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,043	52%	$15,128	23%	$170,374	9%
Four to eleven payments	2,140	37	30,493	45	114,135	27
Twelve or more payments	518	9	15,235	23	29,596	51
Pending claims	140	2	6,241	9	7,074	88
Total case reserves	5,841	100%	67,097	100%	$321,179	21
IBNR			5,032
LAE			1,196
Total reserves for losses and LAE			$73,325

Average reserve per default:
Case			$11.5
Total			$12.6

Default Rate	0.83%

				Exhibit L

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	March 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$262,309	5.6%	$268,444	5.9%
U.S. agency securities	16,138	0.3	18,085	0.4
U.S. agency mortgage-backed securities	1,022,991	21.7	995,905	21.8
Municipal debt securities	572,263	12.2	551,517	12.1
Non-U.S. government securities	79,280	1.7	61,607	1.3
Corporate debt securities	1,414,938	30.1	1,126,512	24.7
Residential and commercial mortgage securities	446,208	9.5	409,282	9.0
Asset-backed securities	473,804	10.1	454,717	9.9
Money market funds	413,545	8.8	679,304	14.9
Total investments available for sale	$4,701,476	100.0%	$4,565,373	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	March 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$2,310,267	49.1%	$2,564,746	56.2%
Aa1	138,510	3.0	133,100	2.9
Aa2	288,583	6.1	260,462	5.7
Aa3	217,683	4.6	204,917	4.5
A1	266,937	5.7	249,710	5.5
A2	426,285	9.1	401,175	8.8
A3	278,424	5.9	229,882	5.0
Baa1	296,627	6.3	260,602	5.7
Baa2	274,367	5.8	178,926	3.9
Baa3	140,688	3.0	48,199	1.1
Below Baa3	63,105	1.4	33,654	0.7
Total investments available for sale	$4,701,476	100.0%	$4,565,373	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	March 31, 2021		December 31, 2020
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$1,158,371	24.6%	$1,568,505	34.4%
1 to < 2 Years	443,897	9.4	581,003	12.7
2 to < 3 Years	708,723	15.1	616,069	13.5
3 to < 4 Years	473,707	10.1	426,333	9.3
4 to < 5 Years	511,955	10.9	367,633	8.1
5 or more Years	1,404,823	29.9	1,005,830	22.0
Total investments available for sale	$4,701,476	100.0%	$4,565,373	100.0%

Pre-tax investment income yield:
Three months ended March 31, 2021	2.02%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of March 31, 2021	$540,330
As of December 31, 2020	$562,714

					Exhibit M

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	2021	2020
	March 31	December 31	September 30	June 30	March 31
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$2,778,131	$2,659,161	$2,581,136	$2,457,368	$2,452,730

Combined net risk in force (2)	$29,358,191	$29,493,572	$29,821,246	$28,787,600	$28,729,105

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	11.0:1	11.5:1	12.0:1	12.1:1	12.1:1
Essent Guaranty of PA, Inc.	1.4:1	1.7:1	2.0:1	2.3:1	2.7:1
Combined (4)	10.6:1	11.1:1	11.6:1	11.7:1	11.7:1

Essent Guaranty, Inc. PMIERs Data (5):
Available Assets	$2,996,651	$2,855,923	$2,720,432	$2,586,394	$2,453,705
Minimum Required Assets	1,864,262	1,671,011	1,739,479	1,458,273	1,226,824
PMIERs excess Available Assets	$1,132,389	$1,184,912	$980,953	$1,128,121	$1,226,881
PMIERs sufficiency ratio (6)	161%	171%	156%	177%	200%

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$1,136,504	$1,101,003	$1,061,546	$1,022,689	$1,005,038

Net risk in force (2)	$12,905,289	$12,892,300	$12,312,124	$11,113,079	$10,589,736

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.
(5) Data is based on our interpretation of the PMIERs as of the dates indicated.
(6) PMIERs sufficiency ratio is calculated by dividing Available Assets by Minimum Required Assets.